                                                                   EXHIBIT 10.10

                                                                       CONFORMED


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 30, 2003 (the "First Amendment Effective Date"), is by and among LASON, INC., a Delaware corporation with its principal offices in Troy, Michigan (the "Borrower"), the banks and financial institutions listed on the signature pages hereto (collectively, the "Lenders"), and BANK ONE, NA, with its main office in Chicago, Illinois, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, the Agent and the Lenders are parties to a Credit Agreement dated as of June 30, 2002 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit to the Borrower. The Credit Agreement, all promissory notes executed by the Borrower in favor of the Agent and/or the Lenders, and any and all of the Security Documents (including without limitation all security agreements, mortgages, guaranties, pledges and other instruments, documents or agreements of any kind evidencing or securing the indebtedness of the Borrower in favor of the Lenders) are sometimes referred to collectively as the "Loan Documents." Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         B. The Loan Documents were executed in connection with the Borrower's emergence from protection under Chapter 11 of Title 11 of the United States Code, and as part of its Plan of Reorganization filed with and approved by the Bankruptcy Court.

         C. Pursuant to the Plan of Reorganization and the Loan Documents, the Pre-Petition Credit previously advanced by the Lenders to the Borrower was converted partially into the Term Credit and partially into common stock issued by the reorganized Borrower.

         D. The Borrower has requested that the Agent and the Lenders consent to certain modified terms and conditions pertaining to the repayment of the Term Credit, including the prepayment of a portion of the Term Credit and the establishment of a revolving credit facility to address the Borrower's working capital requirements.

         E. Based upon the foregoing recitals, and without waiving any existing or future rights or remedies which the Agent and/or the Lenders may have against any Borrower or any Guarantor, the Agent and the Lenders are willing to amend the terms of the Credit Agreement under the terms and conditions expressly set forth herein.

                                      TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


                                   ARTICLE 1.
                      TERM CREDIT RESTRUCTURING PROVISIONS

         1.1 Affirmation of Recitals. The Borrower and the Guarantors hereby acknowledge and affirm the accuracy of the foregoing recitals.

         1.2 Conversion of $10,000,000 of Term Credit. After the First Amendment Effective Date and upon receipt of the prepayment described in Section 1.3 hereof, a portion (such portion to be in the amount of $10,000,000) of the outstanding principal balance of the Term Credit shall be converted into the Aggregate Revolving Credit Commitment (as defined herein). Such Aggregate Revolving Credit Commitment (i) shall be governed by the terms and conditions set forth in Article 2 of this Amendment, (ii) shall be deemed fully drawn upon issuance of the Revolving Credit Commitments and (iii) shall be used initially to prepay $10,000,000 of the outstanding principal balance of the Term Credit (such prepayment to be applied in inverse order of maturity).

         1.3 Additional Prepayment of $5,000,000 of Term Credit. After the First Amendment Effective Date, in addition to the conversion and related prepayment as described in Section 1.2 above, the Borrower shall prepay $5,000,000 of the outstanding principal balance of the Term Credit (such prepayment to be applied in inverse order of maturity).

         1.4 Term Credit Amortization. After giving effect to (i) principal installment payments and prepayments made by the Borrower prior to the date of execution of this Amendment and (ii) the mandatory prepayments described in Sections 1.2 and 1.3 above, the outstanding principal balance of the Term Credit shall be $28,462,507, and the repayment of such remaining principal balance of the Term Credit shall be governed by the amortization schedule set forth in
Section 2.5 of this Amendment.




                                   ARTICLE 2.
      AMENDMENTS TO CREDIT AGREEMENT AND ESTABLISHMENT OF REVOLVING CREDIT

         Effective as of the First Amendment Effective Date, the Credit Agreement shall be amended as follows:

         2.1 The definition of "Floating Rate" in Section 1.1 of the Credit Agreement is restated in its entirety as follows:

                  "Floating Rate" means, for any day, a rate per annum equal to
                  (i) the Alternate Base Rate for such day plus (ii) (A) 2.50% for the period from the Effective Date through and including December 31, 2005 and (B) 4.0% thereafter, in each case changing when and as the Alternate Base Rate changes.

         2.2 The definition of "Loan" in Section 1.1 of the Credit Agreement is restated in its entirety as follows:

                  "Loan" means, with respect to a Lender, such Lender's loan extended as part of the Term Credit pursuant to Article II and such Lender's Revolving Credit Loans extended from time to time pursuant to Article IIA.

         2.3 The definition of "Term Credit" in Section 1.1 of the Credit Agreement is restated in its entirety as follows:

                  "Term Credit" means the Loans extended as part of the Plan of Reorganization pursuant to Article II.

         2.4 The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order, stating as follows:

                  "Advance" means a borrowing under Article IIA made by the Lenders on the same date, consisting, of the aggregate amount of the several Revolving Credit Loans made on such date.

                  "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

                  "Borrowing Base" means, as of any date, an amount equal to 60% of Eligible Receivables as of such date.

                  "Borrowing Base Certificate" for any date means an appropriately completed report as of such date with respect to the Borrowing Base in form and substance acceptable to the Agent, certified as true and correct by a duly authorized officer of the Borrower submitting such Borrowing Base Certificate.

                  "Borrowing Notice" is defined in Section 2A.2.

                  "Eligible Receivables" means, as of any date, those accounts receivable of the Borrower valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed less, without duplication, such reserves as may be established by the Borrower or on the books and records of the Borrower and less such reserves as the Agent elects to establish in its credit judgment, which are payable in U.S. Dollars and in which the Borrower has granted to the Agent a first-priority perfected security interest pursuant to the Security Documents, but shall not include any such account receivable
                  (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Borrower in the ordinary course of business, (b) that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent under the Security Documents), unless the account debtor thereunder has signed an offset waiver letter in form and substance satisfactory to the Agent, or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of the Borrower, (f) that has been classified by the Borrower as doubtful or has otherwise failed to meet established or customary credit standards of the Borrower, (g) that is payable by any Person located outside the United States (which shall not be deemed to include any territories of the United States) or Canada and are not supported by letters of credit issued to the Agent by commercial banks, and in form and substance, acceptable to the Agent, (h) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, (i) that is payable by any Person as to which 50% or more of the aggregate amount of such accounts receivable payable by such Person to the Borrower do not otherwise constitute Eligible Receivable, (j) that is payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (k) that is evidenced by a promissory note or other instrument,
                  (l) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (m) that for any other reason is at any time reasonably deemed by the Agent in its reasonable credit judgment to be ineligible.

                  "First Amendment Effective Date" shall mean June 30, 2003.

                  "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio for the applicable period of (a) Consolidated EBITDA to (b) Consolidated Interest Expense in respect of the Secured Obligations.

                  "Liquidity" means, as of any date, the sum of (i) the aggregate amount of cash on hand of the Borrower and its Subsidiaries on such date (as would be reported on a balance sheet prepared as of such date), plus (ii) the aggregate amount of Cash Equivalents of the Borrower and its Subsidiaries on such date plus (iii) the unused available amount of the Aggregate Revolving Credit Commitment as of such date.

                  "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Revolving Credit Loans not exceeding the amount set forth opposite its signature below, as it may be modified from time to time pursuant to the terms hereof.

                  "Revolving Credit Loan" means, with respect to a Lender, such Lender's loan made from time to time pursuant to Article IIA (or any continuation thereof).

                  "Revolving Credit Termination Date" means December 31, 2005 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         2.5 Section 2.1(c) of the Credit Agreement is restated in its entirety as follows (such restatement takes into effect the prepayments described elsewhere in this Amendment):

                  (c) Repayment of Term Credit. Unless earlier payment is required under this Agreement, the Borrower hereby unconditionally promises to pay to the Agent for the pro rata account of each Lender the unpaid principal amount of the Term Credit in periodic principal payments as follows:

                  Payment Date                                      Principal Installment
                  ------------                                      ---------------------
                  June 30, 2002                                          $ 3,249,210
                  June 30, 2003                                          $16,000,000
                  September 30, 2003                                     $ 1,000,000
                  December 31, 2003                                      $ 1,000,000
                  March 31, 2004                                         $ 1,000,000
                  June 30, 2004                                          $ 1,000,000
                  September 30, 2004                                     $ 1,000,000
                  December 31, 2004                                      $ 1,000,000
                  March 31, 2005                                         $ 1,000,000
                  June 30, 2005                                          $ 1,000,000
                  September 30, 2005                                     $ 1,000,000
                  December 31, 2005                                      $ 1,000,000
                  March 31, 2006                                         $ 1,000,000
                  June 30, 2006                                          $ 1,000,000
                  September 30, 2006                                     $ 1,000,000
                  December 31, 2006                                      $ 1,000,000
                  March 31, 2007                                         $ 1,000,000

                  On the Facility Termination Date, the outstanding principal balance of the Term Credit, if any, shall be paid in full.

         2.6 A new subparagraph (c) is inserted at the end of Section 2.2 of the Credit Agreement, stating as follows:

                  (c) Mandatory Prepayments Based on Liquidity. In addition to all other payments of the Term Credit required hereunder, if on the last day of any fiscal quarter the total Liquidity of the Borrower and its Subsidiaries exceeds the respective amounts set forth in the table below, then fifty percent (50%) of the amount of such excess shall be remitted to the Lenders as a mandatory prepayment of the Term Credit. Such prepayment, if any, due for any fiscal quarter shall be paid not later than fifteen (15) Business Days after the end of such fiscal quarter. All prepayments under this
                  Section 2.2(c) shall be applied to principal installments payable under Section 2.1(c) in the inverse order of maturity.

                  Date                                                Liquidity Threshold
                  ----                                                -------------------
                  September 30, 2003                                      $18,942,000
                  December 31, 2003                                       $16,154,000
                  March 31, 2004                                          $15,746,000
                  June 30, 2004                                           $14,853,000
                  September 30, 2004                                      $13,438,000
                  December 31, 2004                                       $13,847,000
                  March 31, 2005                                          $13,308,000
                  June 30, 2005                                           $12,359,000
                  September 30, 2005                                      $11,889,000
                  December 31, 2005                                       $12,723,000
                  March 31, 2006                                          $11,827,000
                  June 30, 2006                                           $10,954,000
                  September 30, 2006                                      $10,871,000
                  December 31, 2006                                       $11,937,000
                  March 31, 2007                                          $13,139,000

         2.7 A new Article IIA is inserted at the end of Article II of the Credit Agreement, stating as follows:

                                   ARTICLE IIA

                             REVOLVING CREDIT LOANS

                  2A.1 Revolving Credit Commitment. From and after the First Amendment Effective Date and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the term and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Revolving Credit Commitment as the same may be reduced from time to time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans at any time prior to the Revolving Credit Termination Date. The Revolving Credit Commitments shall expire on the Revolving Credit Termination Date. Principal payments made on or after the Revolving Credit Termination Date may not be reborrowed The Revolving Credit Loans must be repaid in full on the Revolving Credit Termination Date and prepaid at any time the aggregate Revolving Credit Loans exceed the Borrowing Base by not less than the amount of such excess.

                  2A.2 Ratable Loans; Method of Borrowing. Each Advance hereunder shall consist of Revolving Credit Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Credit Commitments bear to the Aggregate Revolving Credit Commitment. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the date of a requested Advance, specifying the requested date of such Advance (which shall be a Business Day) and the aggregate amount of such Advance. Not later than noon (Chicago time) on the date specified in the Borrowing Notice, each Lender shall make available its Revolving Credit Loan in funds immediately available in Chicago to the Agent at its address specified herein. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

                  2A.3 Interest Rate. Each Revolving Credit Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date of any Advance to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest will take effect simultaneously with each change in the Alternate Base Rate.

                  2A.4 Rates Applicable After Event of Default. The provisions of Section 2.4 shall apply to Revolving Credit Loans.

                  2A.5 Method of Payment. The provisions of Section 2.5 shall apply to Revolving Credit Loans.

                  2A.6 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Revolving Credit Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  2A.7 Notification of Interest Rate Changes and Repayments. The provisions of Section 2.7 shall apply to Revolving Credit Loans.

                  2A.8 Noteless Agreement; Recordation. The provisions of
                  Section 2.8 shall apply to Revolving Credit Loans.

                  2A.9 Lending Installations. The provisions of Section 2.9 shall apply to Revolving Credit Loans.

                  2A.10 Commitment Fee; Reductions in Aggregate Revolving Credit Commitment; Minimum Amount of Each Advance. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee of 0.75% per annum on the daily unused portion of such Lender's Revolving Credit Commitment from the First Amendment Effective Date to and including the Revolving Credit Termination Date, payable on each Payment Date hereafter and on the Revolving Credit Termination Date. The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $500,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Credit Loans hereunder. Each Advance of Revolving Credit Loans shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Advance may be in the amount of the unused Aggregate Revolving Credit Commitment.

                  2A.11 Collateral Security; Further Assistance. The provisions of Section 2.11 shall apply to Revolving Credit Loans.

                  2A.12 Replacement of Lender. The provisions of Section 2.12 shall apply to Revolving Credit Loans.

                  2A.13 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Revolving Credit Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Revolving Credit Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Credit Loan.

         2.8 A new Section 4.3 is added at the end of Article IV of the Credit Agreement, stating as follows:

                  4.3. Conditions to Each Advance of Revolving Credit Loans. The Lenders shall not be required to make any Advance of Revolving Credit Loans unless on the applicable date of such Advance:

                           (i) There exists no Default or Event of Default.

                           (ii) The representations and warranties contained in
                           Article V are true and correct as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                           (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel

                           (iv) The Borrower shall have submitted a duly-completed and certified Borrowing Base Certificate, and the aggregate outstanding principal amount of the Revolving Credit Loans, together with the aggregate amount described in the Borrowing Notice, shall not exceed the Borrowing Base.

                  Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(i) and (ii) have been satisfied.

         2.9 Section 5.5 of the Credit Agreement is restated in its entirety as follows:

                  5.5 Litigation. Except for the Cases and the Lason Class Action (as defined in the Confirmation Order), there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would be reasonably likely to have a Material Adverse Effect or (ii) asserting the invalidity of this Agreement or any of the other Credit Documents.

         2.10 A new subparagraph (i) is added at the end of Section 6.2 of the Credit Agreement, stating as follows:

                  (i) Not later than the fifteenth (15th) Business Day of each month, a duly-completed and certified Borrowing Base Certificate as of the end of the prior month.

         2.11 Section 7.1 of the Credit Agreement is restated in its entirety as follows:

                  7.1 Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA, in each case measured cumulatively for the period commencing July 1, 2003 and ending on the last day of each month set forth below, to be less than the amount set forth below opposite such period:

                           Period Ending             Consolidated EBITDA Amount
                           -------------             --------------------------
                           July, 2003                        $   180,000

                           August, 2003                      $   400,000

                           September, 2003                   $   730,000

                           October, 2003                     $ 1,000,000

                           November, 2003                    $ 1,240,000

                           December, 2003                    $ 1,440,000

                           January, 2004                     $ 1,680,000

                           February, 2004                    $ 1,870,000

                           March, 2004                       $ 2,290,000

                           April, 2004                       $ 2,650,000

                           May, 2004                         $ 3,060,000

                           June, 2004                        $ 4,050,000

                           July, 2004                        $ 4,270,000

                           August, 2004                      $ 4,610,000

                           September, 2004                   $ 5,230,000

                           October, 2004                     $ 5,530,000

                           November, 2004                    $ 5,810,000

                           December, 2004                    $ 6,390,000

                           January, 2005                     $ 6,770,000

                           February, 2005                    $ 6,990,000

                           March, 2005                       $ 7,710,000

                           April, 2005                       $ 7,950,000

                           May, 2005                         $ 8,210,000

                           June, 2005                        $ 9,490,000

                           July, 2005                        $ 9,740,000

                           August, 2005                      $ 9,910,000

                           September, 2005                   $10,120,000

                           October, 2005                     $10,550,000

                           November, 2005                    $10,850,000

                           December, 2005                    $11,250,000

                           January, 2006                     $11,410,000

                           February, 2006                    $11,660,000

                           March, 2006                       $11,910,000

                           April, 2006                       $12,210,000

                           May, 2006                         $12,460,000

                           June, 2006                        $12,730,000

                           July, 2006                        $13,040,000

                           August, 2006                      $13,340,000

                           September, 2006                   $13,700,000

                           October, 2006                     $14,080,000

                           November, 2006                    $14,450,000

                           December, 2006                    $14,760,000

                           January, 2007                     $15,090,000

                           February, 2007                    $15,410,000

                           March, 2007                       $15,730,000

                           April, 2007                       $16,030,000

                           May, 2007                         $16,300,000

                           June, 2007                        $16,510,000


         2.12 Section 7.2 of the Credit Agreement is restated in its entirety as follows:

                  7.2 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend for Capital Expenditures during any period ending on the day set forth below, in excess of the aggregate amount set forth below opposite such period:

                  Fiscal Quarter Ending              Amount
                  ---------------------              ------
                  September 30, 2003                 $  1,500,000

                  Two Fiscal Quarters Ending         Amount
                  --------------------------         ------
                  December 31, 2003                  $  2,500,000

                  Three Fiscal Quarters Ending       Amount
                  ----------------------------       ------
                  March 31, 2004                     $  3,500,000

                  Four Fiscal Quarters Ending        Amount
                  ---------------------------        ------

                  June 30, 2004                      $  3,500,000
                  September 30, 2004                 $  3,900,000
                  December 31, 2004                  $  4,250,000

                  March 31, 2005                     $  4,425,000
                  June 30, 2005                      $  4,650,000
                  September 30, 2005                 $  4,875,000
                  December 31, 2005                  $  5,100,000
                  March 31, 2006                     $  5,400,000
                  June 30, 2006                      $  5,600,000
                  September 30, 2006                 $  5,800,000
                  December 31, 2006                  $  6,000,000
                  March 31, 2007                     $  6,100,000
                  June 30, 2007                      $  6,200,000;


                  provided, however, that there shall be excluded from the foregoing limitation Capital Expenditures made by Subsidiaries that are Designated Assets on Plan Effectiveness.


         2.13 A new Section 7.4 is added to the Credit Agreement at the end of
Article VII, stating as follows:

                  7.4 Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the Borrower will maintain a Fixed Charge Coverage Ratio not less than the ratios set forth in the table below. The Fixed Charge Coverage Ratio will be calculated on a quarterly basis for the four consecutive fiscal quarters then most recently ended (provided that if there are fewer than four full consecutive fiscal quarters beginning with the fiscal quarter commencing July 1, 2003 and ending with the fiscal quarter most recently ended, then the Fixed Charge Coverage Ratio will be calculated for such fewer number of consecutive fiscal quarters).

                  Fiscal Quarter Ending              Ratio
                  ---------------------              -----
                  September 30, 2003                 1.22

                  Two Fiscal Quarters Ending         Ratio
                  --------------------------         -----

                  December 31, 2003                  1.35

                  Three Fiscal Quarters Ending       Ratio
                  ----------------------------       -----

                  March 31, 2004                     1.49

                  Four Fiscal Quarters Ending        Ratio
                  ---------------------------        -----

                  June 30, 2004                      2.02
                  September 30, 2004                 2.78
                  December 31, 2004                  3.40
                  March 31, 2005                     4.14
                  June 30, 2005                      5.19
                  September 30, 2005                 5.68
                  December 31, 2005                  6.56
                  March 31, 2006                     7.08
                  June 30, 2006                      7.56
                  September 30, 2006                 8.06

                  December 31, 2006                  8.61
                  March 31, 2007                     9.26
                  June 30, 2007                      9.91

         2.14 Section 9.1(c) of the Credit Agreement is restated in its entirety as follows:

                  (c) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 6.2(e), 6.3(i), 6.8 or in Article VII or Article VIII; provided, however, that with respect to any failure by the Borrower to satisfy the Consolidated EBITDA financial covenant set forth in Section 7.1 for any month, if the shortfall in actual Consolidated EBITDA as of the end of such month is greater than $1,000,000, then an immediate Event of Default shall exist, and if the shortfall in actual Consolidated EBITDA as of the end of such month is equal to or less than $1,000,000, then an Event of Default shall occur only if, at the end of the next succeeding month, the Borrower remains out of compliance with the Consolidated EBITDA financial covenant.

         2.15 The following sentence is inserted at the end of Section 11.12 of the Credit Agreement:

                  Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender relating to such tax treatment or tax structure; provided that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.



                                   ARTICLE 3.
                                 REPRESENTATIONS

         Each Borrower represents and warrants to the Agent and the Lenders that:

         3.1 The execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized by all necessary action and are not in contravention with any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, of the terms of its Articles of Incorporation or By-laws, or any contract or undertaking to which it is a party or by which it or its property is or may be bound.

         3.2 This Amendment is its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

         3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any of its creditors or stockholders, is required on its part in connection with the execution, delivery and performance of this Amendment or as a condition to the legality, validity or enforceability of this Amendment.

         3.4 After giving effect to the amendments herein contained, the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.


                                   ARTICLE 4.
                       ADDITIONAL COVENANTS OF THE COMPANY

         The Company shall:

         4.1 Promptly perform and observe, and cause each other Borrower and each Guarantor to perform and observe, its respective obligations set forth in this Amendment.

         4.2 Cause each of the Guarantors to execute the Consent and Agreement at the end of this Amendment.

         4.3 Promptly deliver to the Lenders such information as has previously been requested in writing by the Lenders, the Agent or the Agent's financial consultant.

         4.4 Promptly execute and deliver, and cause each other Borrower and each Guarantor to execute and deliver, such other documents as the Agent or the Lenders may reasonably request.

         4.5 With respect to any sums required to be paid under the terms of this Amendment to the Agent or the Lenders prior to the date of execution hereof, pay such sums immediately upon execution of this Amendment.


                                   ARTICLE 5.
                                 MISCELLANEOUS.

         5.1 Cross References. References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

         5.2 Closing Fee. The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a closing fee in the amount of $150,000, upon execution of this Amendment.

         5.3 Expenses and Costs. The Borrower agrees to pay and to save the Agent and the Lenders harmless for the payment of all reasonable and documented fees, out-of-pocket disbursements, and other costs and expenses incurred by or on behalf of the Agent or any Lender arising in any way in connection with this Amendment, or any other document relating to indebtedness described in the recitals to this Amendment, including the reasonable and documented fees and expenses of Dickinson Wright PLLC, counsel to the Agent, and AlixPartners, LLC, consultant to the Agent, and specifically including, without limitation, (a) the cost of any financial audit or inquiry conducted by the Agent, any Lender or their consultants, (b) the fees and expenses of counsel for the Agent or any Lender for the work performed as a result of the Borrower's proposed restructuring or financial problems, and for the preparation, examination and approval of this Amendment or any documents in connection with this Amendment, (c) for the payment of all reasonable and documented fees and out-of-pocket disbursements incurred by the Agent or any Lender, including reasonable attorneys' fees, in any way arising from or in connection with any action taken by the Agent or any Lender to monitor, advise, enforce or collect the obligations described in the recitals hereto or to enforce any obligations of the Borrower or any Guarantor under this Amendment or the other documents referred to herein, including any actions to lift the automatic stay or to otherwise in any way participate in any bankruptcy, reorganization or insolvency proceeding of any Borrower or Guarantor or in any trial or appellate proceedings, and (d) any reasonable and documented expenses or fees (including reasonable attorneys' fees) incurred in relation to or in defense of any litigation instituted by the Borrower, any Guarantor or any third party against the Agent or any Lender arising from or relating to the obligations described in the recitals hereto or this Amendment, including any so-called "lender liability" action. All of these expenses and fees (including reasonable attorneys' fees) shall be part of the obligations and indebtedness owing under the Credit Agreement, and shall be secured by all of the collateral described in the Security Documents. In the event the Borrower fail to pay any such fees, expenses and costs within five (5) days of being invoiced therefor, the Agent or the Lenders, as the case may be, shall be permitted to charge the accounts of the Borrower for such fees, expenses and costs, without prejudice to any other rights or remedies of the Agent or the Lenders. The rights and remedies of the Agent and the Lenders contained in this paragraph shall be in addition to, and not in lieu of, the rights and remedies contained in the Credit Agreement, the Security Documents and as otherwise provided by law.

         5.4 No Course of Dealing; Review of the Borrower's Business Plan. The Borrower and the Guarantors acknowledge and agree that notwithstanding any course of dealing between the Borrower and the Lenders prior to the date hereof, the Lenders shall have no obligation to make Loans to the Borrower outside of the strict conditions and requirements of the Credit Agreement (as modified herein) nor to refrain from exercising available remedies except as expressly set forth herein. The Agent and the Lenders shall be under no obligation whatsoever to consent to the Borrower's business plan as the same may be revised from time to time, and instead the Agent's and the Lenders' consideration of the Borrower's business plan shall be undertaken by the Agent and the Lenders in their sole, absolute and unreviewable discretion.

         5.5 Reservation of Rights; No Waiver by Conduct. Nothing herein shall be deemed to constitute a waiver of any existing Defaults or Events of Default, or a waiver of any new Defaults or Events of Default or of any other provision of any of the documents referred to herein, and nothing herein shall in any way prejudice the rights and remedies of the Agent and/or the Lenders under any of the documents referred to herein or applicable law. Further, the Agent and the Lenders shall have the right to waive any conditions set forth in this Amendment and/or such documents, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy which the Agent or the Lenders may have against the Borrower or any Guarantor. No waiver of the rights or any condition of this Amendment and/or any other document by the Agent or the Lenders shall be effective unless the same shall be contained in a writing signed by authorized representatives of the Agent or the Lenders, as the case may be, in the manner required by Section 11.5 of the Credit Agreement. No course of dealing on the part of the Agent or the Lenders, nor any delay or failure on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.

         5.6 Release. The Borrower and each Guarantor represents and warrants that it is not aware of any claims or causes of action against the Agent or any Lender, any participant lender or any of their successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the indebtedness owed by the Borrower to the Lenders. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and Guarantors, on behalf of themselves and their respective employees, agents, executors, heirs, successors and assigns, hereby release the Agent and the Lenders, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Credit Agreement or the business relationship among the Borrower, the Guarantors, the Agent and the Lenders.

         5.7 Performance by Lenders and Agent; No Agency; Borrower Remains in Control. The Borrower and each Guarantor acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement, and that all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The actions of the Agent and the Lenders taken pursuant to this Amendment and the documents referred to herein are in furtherance of the efforts of the Agent and the Lenders as secured lenders seeking to collect the obligations owed to the Lenders. Nothing contained in this Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Borrower and the Lenders or the Agent. The Borrower, the Guarantors, the Agent and the Lenders agree that notwithstanding the provisions of this Amendment, each Borrower remains in control of its business operations and determines the business plans (including employment, management and operating directions) for its business.

         5.8 Entire Agreement; Severability. The Credit Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Amendment is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

         5.9 No Other Promises or Inducements. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Borrower and each Guarantor acknowledges that its authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by such Borrower or Guarantor and have been fully and unconditionally consented to by such Borrower or Guarantor, and that such Borrower or Guarantor has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Borrower and Guarantor freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Borrower and Guarantors are relying on no other representations, either written or oral, express or implied, made by any other party hereto, and that the consideration hereunder received by the Borrower has been actual and adequate.

         5.10 Ratification. The Borrower agrees that the Credit Agreement, the Security Documents and all other documents and agreements executed by the Borrower or the Guarantors in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect as amended hereby, and that there is no set off, counterclaim or defense with respect to any of the foregoing.

         5.11 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Amendment. This Amendment shall become effective as of June 30, 2003 when each of the following has been satisfied:

         (a) Receipt by the Agent of counterparts of this Amendment duly executed by the Borrower and each Lender, and counterparts of the Consent and Agreement annexed hereto duly executed by each Guarantor.

         (b) With respect to any interest, fees or other charges previously required to be paid by the Borrower under the terms of the Credit Agreement, receipt by the Agent of full payment of such interest, fees or other charges.

         (c) Copies, certified by the Secretary or Assistant Secretary of the Borrower and Guarantor, of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of this Amendment and all Security Documents to be executed in connection herewith to which the Borrower or Guarantor, as applicable, is a party.

         (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and each Guarantor authorized to sign this Amendment and all Security Documents to be executed in connection herewith to which the Borrower and each Guarantor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and such Guarantor.

         (e) A written opinion of the Borrower's and Guarantors' counsel, addressed to the Agent and Lenders and in form and substance satisfactory to the Agent.

         (f) Executed copies of all Security Documents and other documents in connection therewith requested by the Agent, together with all necessary consents and other related documents in connection therewith, insurance certificates, financing statements, environmental reports, opinions of foreign counsel, original stock certificates and related transfer powers, UCC, judgment and other lien and encumbrance searches, title searches and insurance, surveys and other documents required by the Agent.

         (g) Delivery of such other agreements and documents, and the satisfaction of such other conditions as may be reasonably required by the Agent, and such evidence of the perfection and priority of all liens and security interests as required by the Agent, all of which shall be satisfactory to the Agent and its counsel to the extent required by the Agent.

         5.12 Other Documents. The Borrower and each Guarantor agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Lenders to carry out the intent of and/or to implement this Amendment.

         5.13 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to choice of law principles of such State.

         5.14 Miscellaneous. This Amendment is made for the sole benefit and protection of the Borrower, the Agent and the Lenders and their respective successors and permitted assigns (provided that the Borrower shall not be permitted, absent the prior written consent of all of the Lenders, to assign any of its rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Borrower's obligations hereunder.

         5.15 Construction. This Amendment shall not be construed more strictly against the Lenders or the Agent merely by virtue of the fact that the same has been prepared by the Lenders and the Agent or their counsel, it being recognized that the Borrower, the Agent and the Lenders have contributed substantially and materially to the preparation of this Amendment, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

         5.16 Headings. The headings of the various paragraphs in this Amendment are for convenience of reference only and shall not be deemed to modify or restrict the terms or provisions hereof.

         5.17 Waiver of Jury Trial; Consent to Jurisdiction. (a) The Borrower, each Guarantor, each Lender and the Agent hereby specifically ratifies and confirms the waiver of jury trial set forth in Section 11.16 of the Credit Agreement. Without limiting the generality of the preceding ratification and confirmation, the Borrower, each Guarantor, each Lender and the Agent, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right any of them may have to a trial by jury in any litigation or proceeding based upon or arising out of this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the Borrower, the Guarantors, the Lenders or the Agent shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

         (b) The Borrower and each Guarantor hereby specifically ratifies and confirms the consent to jurisdiction set forth in Section 11.3 of the Credit Agreement.




                         [signatures begin on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date and year first above written.

                                       LASON, INC.

                                       By:     /s/ Douglas S. Kearney
                                          --------------------------------------

                                       Title:  Chief Financial Officer
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           BANK ONE, NA, AS AGENT AND AS A LENDER

$2,302,100                             By:     /s/ Nathan R. Richey
                                          --------------------------------------

                                       Title:  Commercial Banking Officer
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           COMERICA BANK

$934,200                               By:     /s/ Jeffrey E. Peck
                                          --------------------------------------

                                       Title:  Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           CREDIT LYONNAIS

$934,200                               By:     /s/ John-Charles van Essche
                                          --------------------------------------

                                       Title:  Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           NATIONAL CITY BANK

$747,400                               By:     /s/ John R. DeFrancesco
                                          --------------------------------------

                                       Title:  Senior Vice President
                                             -----------------------------------

REVOLVING CREDIT COMMITMENT:           ABN AMRO BANK N.V.

$747,400                               By:     /s/ Steven C. Wimpenny
                                          --------------------------------------

                                       Title:  Group Senior Vice President
                                             -----------------------------------

                                       And By: /s/ Parker H. Douglas
                                              ----------------------------------

                                       Title:  Senior Vice President
                                             -----------------------------------

REVOLVING CREDIT COMMITMENT:           STANDARD FEDERAL BANK

$597,900                               By:     /s/ Otto A. Wilhelm
                                          --------------------------------------

                                       Title:  First Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           UNION BANK OF CALIFORNIA, N. A.

$597,900                               By:     /s/ Robert S. Greb
                                          --------------------------------------

                                       Title:  Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           MIZUHO CORPORATE BANK, LTD.

$597,900                               By:     /s/ Noel P. Purcell
                                          --------------------------------------

                                       Title:  Senior Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           JP MORGAN CHASE BANK

$448,400                               By:     /s/ Arlene M. Carroll
                                          --------------------------------------

                                       Title:  Vice President
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           ARK-CLO 2000-1, LIMITED
                                       BY: PATRIARCH PARTNERS, LLC
$1,195,800                                 ITS COLLATERAL MANAGER

                                       By:     /s/ Lynn Tilton
                                          --------------------------------------

                                       Title:  Manager
                                             -----------------------------------

REVOLVING CREDIT COMMITMENT:           GE CAPITAL CFE, INC.

$448,400                               By:     /s/ William E. Magee
                                          --------------------------------------

                                       Title:  Duly Authorized Signatory
                                             -----------------------------------


REVOLVING CREDIT COMMITMENT:           BARCLAYS BANK PLC
                                       NEW YORK BRANCH
$448,400
                                       By:     /s/ Mark Manski
                                          --------------------------------------

                                       Title:  Director
                                             -----------------------------------

                      CONSENT AND AGREEMENT OF GUARANTORS


         As of the date and year first above written, each of the undersigned hereby:

         a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby and agrees to all terms and provisions of the above Amendment applicable to it;

         b) agrees that each Guaranty, Security Document and all other agreements executed by any of the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent or the Lenders (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and each of the undersigned acknowledges that it has no setoff, counterclaim or defense with respect to any Guarantor Document; and

         c) acknowledges that its consent and agreement hereto is a condition to the Lenders' obligation under this Amendment and it is in its interest and to its financial benefit to execute this consent and agreement.


                                       LASON SYSTEMS, INC.


                                       By:  /s/ Douglas S. Kearney
                                          --------------------------------------

                                          Its: Chief Financial Officer
                                              ----------------------------------


                                       LASON INTERNATIONAL, INC.


                                       By:  /s/ Douglas S. Kearney
                                          --------------------------------------

                                          Its:  Chief Financial Officer
                                              ----------------------------------